Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-212232 and 333-212233) on Form S-8 of Paragon Commercial Corporation of our report dated March 21, 2017, relating to our audit of the consolidated financial statements of Paragon Commercial Corporation and Subsidiary, which appear in this Annual Report on Form 10-K of Paragon Commercial Corporation for the year ended December 31, 2016.

/s/ Elliott Davis Decosimo, PLLC

Raleigh, North Carolina
March 21, 2017